                                                                     EXHIBIT 3.2


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                           AMENDED AND RESTATED BYLAWS

                                       OF

                     DUKE ENERGY FIELD SERVICES CORPORATION





                               Dated as of ___, 2000



================================================================================

                                TABLE OF CONTENTS


                                                                            Page
                                    ARTICLE I
                               OFFICES AND RECORDS


                                   ARTICLE II
                                  STOCKHOLDERS

Section 2.1.      Annual Meeting.............................................1
Section 2.2.      Special Meeting............................................1
Section 2.3.      Place of Meeting...........................................1
Section 2.4.      Notice of Meeting..........................................2
Section 2.5.      Quorum and Adjournment; Voting.............................2
Section 2.6.      Proxies....................................................2
Section 2.7.      Notice of Stockholder Business and Nominations.............2
Section 2.8.      Procedure for Election of Directors; Required Vote.........4
Section 2.9.      Inspectors of Elections; Opening and Closing the Polls.....5
Section 2.10.     Conduct of Meetings........................................5

                                   ARTICLE III
                                    THE BOARD

Section 3.1.      General Powers.............................................5
Section 3.2.      Number; Qualifications and Tenure..........................6
Section 3.3.      Regular Meetings...........................................6
Section 3.4.      Special Meetings...........................................6
Section 3.5.      Notice.....................................................6
Section 3.6.      Action by Consent of Board.................................6
Section 3.7.      Conference Telephone Meetings..............................6
Section 3.8.      Quorum.....................................................6
Section 3.9.      Vacancies; Increases in the Number of Directors............7
Section 3.10.     Executive and Other Committees.............................7
Section 3.11.     Removal....................................................7
Section 3.12.     Records....................................................7

                                   ARTICLE IV
                                    OFFICERS

Section 4.1.      Elected Officers...........................................8
Section 4.2.      Election and Term of Office................................8
Section 4.3.      Chairman of the Board; Chief Executive Officer.............8
Section 4.4.      President..................................................8
Section 4.5.      Vice Presidents............................................8



                                       i
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
                                                                            Page
Section 4.6.      Treasurer..................................................9
Section 4.7.      Secretary..................................................9
Section 4.8.      Removal....................................................9
Section 4.9.      Vacancies..................................................9

                                    ARTICLE V
                        STOCK CERTIFICATES AND TRANSFERS

Section 5.1.      Stock Certificates and Transfers..........................10
Section 5.2.      Lost, Stolen or Destroyed Certificates....................10

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

Section 6.1.      Fiscal Year...............................................10
Section 6.2.      Dividends.................................................10
Section 6.3.      Seal......................................................10
Section 6.4.      Waiver of Notice..........................................10
Section 6.5.      Audits....................................................11
Section 6.6.      Resignations..............................................11

                                   ARTICLE VII
                            CONTRACTS, PROXIES, ETC.

Section 7.1.      Contracts.................................................11
Section 7.2.      Proxies...................................................11

                                  ARTICLE VIII
                                   AMENDMENTS

Annex A

                           AMENDED AND RESTATED BYLAWS
                                       OF
                     DUKE ENERGY FIELD SERVICES CORPORATION


                  The original Bylaws of Duke Energy Field Services Corporation (formerly known as DEFS Holding Corp.) (the "Corporation") were adopted by the board of directors of the Corporation (the "Board") on December 8, 1999.

                  These Amended and Restated Bylaws have been declared advisable by the Board, duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with
Section 109 of the General Corporation Law of the State of Delaware ("DGCL").

                  The text of the Bylaws of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I
                               OFFICES AND RECORDS

                  The Corporation shall maintain a registered office in Delaware and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may, from time to time, be designated by the Board.

                                   ARTICLE II
                                  STOCKHOLDERS

                  Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board.

                  Section 2.2. Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, as defined in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), as to dividends or upon liquidation, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by:

                  (a) the Board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Board, or

                  (b) the Chairman of the Board.

No business other than that stated in the notice shall be transacted at any special meeting.

                  Section 2.3. Place of Meeting. The Board or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

                  Section 2.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten calendar days nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Holders of Preferred Stock, as defined in the Certificate of Incorporation, shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been included in the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with
Section 6.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

                  Section 2.5. Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (as hereinafter defined) (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  Section 2.6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner permitted by the DGCL) by the stockholder or by such person's duly authorized attorney-in-fact.

                  Section 2.7. Notice of Stockholder Business and Nominations.

                  (a) Annual Meetings of Stockholders.

                           (i) Nominations of persons for election to the Board
and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting in accordance with Section 2.4 of these Bylaws, (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Bylaw was delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                           (ii) For nominations or other business to be properly
brought before an annual meeting by a stockholder pursuant to clause (C) of
Section 2.7(a)(i) hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a member of the Board (a "Director") if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (iii) Notwithstanding anything in the second sentence
of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under
Section 2.4 of these Bylaws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board, (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting pursuant to clause (ii) if the stockholder's notice required by paragraph (a)(ii) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the tenth calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (c) General.

                           (i) Only such persons who are nominated in accordance
with the procedures set forth in this Bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business in not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                           (ii) For purposes of this Bylaw, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (iii) Notwithstanding the foregoing provisions of
this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(B) of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

                  Section 2.8. Procedure for Election of Directors; Required Vote. Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, a plurality of the votes cast thereat shall elect Directors. Except as otherwise provided by law, the Certificate of Incorporation, Preferred Stock Designation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

                  Section 2.9. Inspectors of Elections; Opening and Closing the Polls. The Board by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                  Section 2.10. Conduct of Meetings. The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(e) limitations on the time allotted to questions or comments by participants. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                   ARTICLE III
                                    THE BOARD

                  Section 3.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Except as provided in the following sentence with respect to actions with respect to the matters set forth in Annex A hereto, all decisions of the Board shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present. So long as each of Phillips Petroleum Company, a Delaware corporation ("Phillips"), and Duke Energy corporation, a North Carolina corporation ("Duke"), owns, directly or indirectly, at least 20% of the Common Stock, no action shall be taken by the Board with respect to the matters set forth in Annex A hereto without the prior approval of at least eight of the 11 Directors of the Board.

                  Section 3.2. Number; Qualifications and Tenure. The number of the Directors shall be 11. A Director need not be a stockholder of the Corporation.

                  Section 3.3. Regular Meetings. The Board shall meet at least quarterly. The Board may, by resolution and notice to each of the Directors, provide the time and place for the holding of additional regular meetings without other notice than such resolution and notice to the Directors.

                  Section 3.4. Special Meetings. A special meeting of the Board may be called at any time on two Business Days' prior notice at the request of
(a) the Chairman of the Board or (b) any four Directors. As used in these Bylaws, the term "Business Day" shall mean any day on which banks are generally open to conduct business in the State of New York. The place of any special meeting shall be the corporate headquarters of the Corporation unless otherwise agreed by a majority of the Directors.

                  Section 3.5. Notice. Written notice of all regular meetings of the Board must be given to all Directors at least 15 days prior to the regular meeting of the Board and two Business Days prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Director shall designate by notice to the Corporation. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under
Article VIII. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in accordance with Section 6.4.

                  Section 3.6. Action by Consent of Board. To the extent permitted by applicable law, the Board and any committee thereof may act without a meeting so long as all members of the Board or committee shall have executed a written consent with respect to any Board action taken in lieu of a meeting.

                  Section 3.7. Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 3.8. Quorum. At least six Directors, present in person, participating in accordance with Section 3.7 or represented by proxy, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Subject to the supermajority voting provisions of Section 3.1, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

                  Section 3.9. Vacancies; Increases in the Number of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

                  Section 3.10. Executive and Other Committees. (a) The Board may establish committees of the Board and, to the extent not inconsistent with the supermajority voting provisions of Section 3.1, may delegate certain of its responsibilities to such committees, provided that so long as each of Phillips and Duke owns, directly or indirectly, at least 20% of the Common Stock, each committee of the Board, other than the audit committee, shall include at least one Director designated by Phillips who is not an Independent Director (as hereinafter defined) and one Director designated by Duke who is not an Independent Director.

                  (b) The Board shall have an audit committee comprised of three Independent Directors, which audit committee shall establish a written audit committee charter in accordance with the rules of the New York Stock Exchange, Inc. (the "NYSE"), as amended from time to time. "Independent Director" shall mean a Director meeting the independence and experience requirements, as set forth by the NYSE as of __ , 2000 for membership on the audit committee of the Board, with respect to each of Phillips, Duke and the Corporation.

                  (c) Unless the Board shall otherwise provide, a majority of any committee may fix the time and place of its meetings and, subject to the supermajority voting provisions of Section 3.1, may determine its action. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. Subject to Section 3.10(a), the Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

                  Section 3.11. Removal. Any Director or the entire Board may be removed, with or without cause, by the holders of a majority of the Voting Stock.

                  Section 3.12. Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

                  Section 4.1. Elected Officers. The executive officers of the Corporation shall be selected by, and serve at the pleasure of, the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. The Board or any committee thereof may from time to time elect, or the Chairman of the Board may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board, as the case may be.

                  Section 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to
Section 4.8.

                  Section 4.3. Chairman of the Board; Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the stockholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board. The Directors also may elect a vice-chairman to act in the place of the Chairman upon his or her absence or inability to act.

                  Section 4.4. President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President, if he is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board.

                  Section 4.5. Vice Presidents. Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board or the Chairman of the Board.

                  Section 4.6. Treasurer. (a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board or the Chairman of the Board.

                  Section 4.7. Secretary. (a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chairman of the Board.

                  (b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Bylaws or assigned to them by the Board, the Chairman of the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board or the Chairman of the Board may designate.

                  Section 4.8. Removal. Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board whenever, in its judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board may be removed by him whenever, in the judgment of the Chairman of the Board, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

                  Section 4.9. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board because of death, resignation or removal may be filled by the Chairman of the Board.



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

                                   ARTICLE V
                        STOCK CERTIFICATES AND TRANSFERS

                  Section 5.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing provisions regarding share certificates, the proper officers of the Corporation may provide that some or all of any or all classes or series of the Corporation's common or any preferred shares may be uncertificated shares.

                  Section 5.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such person's discretion require.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  Section 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

                  Section 6.2. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

                  Section 6.3. Seal. The corporate seal, if any, shall have inscribed thereon the words "Corporate Seal," the year of incorporation and the word "Delaware."

                  Section 6.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting.

                  Section 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board, and it shall be the duty of the Board to cause such audit to be done annually.

                  Section 6.6. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board of the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

                                   ARTICLE VII
                            CONTRACTS, PROXIES, ETC.

                  Section 7.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President of the Corporation may delegate contractual powers to others under such person's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                  Section 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VIII
                                   AMENDMENTS

                  These Bylaws, including this Article VIII, may be altered, amended or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat or (b) by the affirmative vote of a majority of the Board; provided, however, that so long as each of Duke and Phillips owns at least 20%, directly or indirectly, of the Common Stock, any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with Sections 3.1 through 3.11 or this Article VIII, by the stockholders or the Board shall require the consent of both Duke and Phillips; and provided, further, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of such Bylaws must be contained in the notice of such special meeting.

                                     ANNEX A

                              SUPER-MAJORITY ITEMS


1. Compensation policies for employees of the Corporation, including specific compensation and benefit plans and programs, to the extent such policies are of the type that would customarily be considered by a compensation committee of the board of directors of a comparably sized, publicly-traded corporation; provided, however, that these policies shall not include the hiring and firing and compensation of senior officers and managers, evaluating their performance and planning for their succession.

2. Entering a new line of business outside of the midstream gas gathering, processing, marketing and transportation businesses (and directly related activities) in the United States and Canada.

3.       A change in auditors.

4.       The following transactions:

         a) Any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance (or a related series of such transactions) involving the acquisition or expenditure (in the form of cash or otherwise) of in excess of $200,000,000 in value to or from the Corporation;

         b) Any shut-down of a facility having a fair market value in excess of $100,000,000;

         c) Entering into any sales contract or commitment that has a term of 5 years or more and that involves annual revenues to the Corporation in excess of 5% of the Corporation's total annual sales revenues for the most recently completed fiscal year;

         d)       Liquidation or dissolution of the Corporation.

5. Any capital expenditure in excess of $200,000,000 (other than a capital expenditure to effect any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance).

6.       Any borrowing in excess of $200,000,000.

7. The settlement of actions or claims against the Corporation involving payment by the Corporation of in excess of $25,000,000, excluding amounts covered or reimbursed by insurance.

8. Entering into transactions with either Duke or Phillips or Affiliates of either on terms that are clearly less favorable than those terms that are within the range of comparable transactions between unaffiliated third parties.

If a particular action that the Corporation proposes to take is reflected in an operating or capital budget of the Corporation that has been approved by eight or more directors, no further approval of such action is required before it may be taken, notwithstanding the inclusion of such action in this Annex A.






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